Exhibit 10.7

DATED 17 DECEMBER 2004

(1) UNDERWRITERS SUBSCRIBING TO CERTAIN POLICIES REINSURING THE ORIGINAL POLICY

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(2) FREEPORT-MCMORAN INSURANCE COMPANY LIMITED

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(3) FM SERVICES COMPANY AND FREEPORT-MCMORAN COPPER AND GOLD INC

SETTLEMENT AGREEMENT

THIS Settlement Agreement ("Agreement") is made on 17 December 2004

BETWEEN

(1) UNDERWRITERS SUBSCRIBING to certain all risk policies identified in Schedule A reinsuring the Original Policy (hereinafter altogether referred to as "Reinsurers")

AND

(2) FREEPORT-MCMORAN INSURANCE COMPANY LIMITED ("FMICL")

AND

(3)  FM SERVICES COMPANY AND FREEPORT-MCMORAN COPPER AND GOLD INC and/or owned, controlled, associated, affiliated, joint venture, or any subsidiary companies or corporations (hereinafter altogether referred to as "FCX")

(jointly "the Parties")

WHEREAS

(A)
FMICL a wholly owned captive insurance company of FCX based in Bermuda, issued an all risks first party policy of insurance to FCX, referred to as the Original Policy and bearing a policy number FMI-1001-03 (hereafter the "Original Policy").

(B)	Reinsurers reinsure FMICL under certain all risks policies described in Schedule A ("the Reinsurance Policies") in respect of FMICL's liability to FCX under the Original Policy.

(C)	On 9 October 2003 and 11 December 2003, slope failures ("the Failures") occurred at the south wall of the Grasberg open pit mine situated in Tembagapura, Papua Indonesia.

(D)	As a result of the Failures, FCX has asserted that there is coverage for the loss under the Original Policy and FMICL has submitted a claim under the Reinsurance Policies.

(E)
There is a dispute between Reinsurers and FMICL/FCX as to the nature of the loss or losses, the facts surrounding the Failures, the amount and/or extent of any loss suffered by FMICL/FCX as a result of the Failures and the application of policy provisions.

(F)	The Parties now wish to settle all disputes and differences between them as a compromise and without admission on any matter in dispute on the following terms:

IT IS AGREED in consideration of the matters set out in this Agreement that:

1.	PAYMENT

1.1
Reinsurers shall pay to FMICL the amount of US$125 million (ONE HUNDRED AND TWENTY FIVE MILLION DOLLARS) in full and final settlement of all or any claim(s) under the Reinsurance Policies arising from or in any way connected with the Failures.

1.2	The amount of US$125 million referred to in paragraph 1.1 is:

1.2.1	inclusive of the interim payment of US$20 million (TWENTY MILLION DOLLARS) previously paid by Reinsurers to FMICL/FCX;

1.2.2	inclusive of interest;

1.2.3	net of the self-insured retention under the Reinsurance Policies.

1.3
Reinsurers shall each pay their respective share of the balance due of US$105 million (ONE HUNDRED AND FIVE MILLION DOLLARS) in the proportions set out in the Schedule by no later than 11 am on 21 January 2005 New York time. Reinsurers intend to use reasonable commercial efforts to pay such amounts if possible before December 31, 2004. All such payments shall be made by wire transfer to:

Bank Name:        JP MorganChase Bank
Bank Location:    New York, NY
Bank Routing:      021000021
Account Name:    PT Freeport Indonesia
Account #            910-2-668804

2.	SEVERAL LIABILITY

For the avoidance of any doubt, Reinsurers' obligation to pay the sum referred to in paragraph 1 is several and in accordance with their respective participation under the Reinsurance Policies as set out in the Schedule A.

3.	RELEASE

3.1
This Agreement is in full and final settlement of all and any causes of action which the Parties may have against any other howsoever arising from the Failures, including matters which are not yet contemplated by a Party either because of their factual knowledge or because of the status of the law.

3.2
Except for the enforcement of the obligations under this Agreement, FMICL, FCX, and Reinsurers do hereby irrevocably and unconditionally release, waive and withdraw any and all claims, defences, demands, actions, agreements, causes of action, obligations, right of reimbursement or repayment, expenses, attorneys’ fees, damages, or liabilities, whether arising in contract, tort, law, equity or otherwise, in common law or statute, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, past, existing, potential, or future, that have in the past, now are, or in the future may be made against or by Reinsurers, FMICL or FCX with respect to the Failures, including:

3.2.1	any claim regarding any payment made or not made by the Reinsurers;

3.2.2	any disputes among FMICL/FCX and the Reinsurers as to the cause of the Failures or the applicability of the Original Policy and/or Reinsurance Policies to the Failures;

3.2.3	any disclosure or failure to disclose information relating to the Failures as to the Original Policy or Reinsurance Policies by any Party or any agent of any Party.

3.3
Each Party expressly assumes the risk that acts, omissions, matters, causes or things may have occurred which it does not know or does not suspect to exist. Each Party hereby waives the terms and provisions of any statute, rule or doctrine of law which either (i) narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things or, (ii) which restricts or prohibits the releasing of such claims.

4.	COSTS

The Parties agree to pay their own costs relating to the matter subject to this Agreement.

5.	CONFIDENTIALITY CLAUSES

The Parties agree to keep all the circumstances surrounding this settlement and the terms strictly confidential other than the final settlement amount, but nothing in this Agreement shall prevent either party from disclosing information:

5.1	insofar as may be necessary for the purposes of the implementation of this Agreement;

5.2
insofar as they may be bound to do so under compulsion of law and/or where required to do so by regulatory agencies and/or to their professional advisors where reasonably necessary for the performance of their professional services including but not limited to their lawyers, accountants, auditors and actuaries; to their parent and/or holding companies and/or associated companies and/or past or present shareholders and/or the reinsurers of such shareholders and/or any agents retained by these entities as may be reasonably necessary;

5.3
to their reinsurers and their reinsurers' parent and/or holding companies and/or associated companies and/or past or present shareholders and/or any agents retained by these entities as may be reasonably necessary;

5.4	to persons or entities with rights to revenues from the operations of the Grasberg Mine as may be reasonably necessary.

6.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with English law and any dispute or claim arising out of this Agreement shall be referred for resolution to the courts of England and Wales.

7.	NOTICES

All notices or correspondence arising out of this Agreement will be deemed served or sent and received if sent by fax or pre-paid first class post to the Parties' addresses as follows:

For and on behalf of Reinsurers:

DLA
3 Noble Street
London EC2V 7EE
Attention: Charles Gordon/Ling Ong
Fax: +44 (0) 20 7796 6932

For and on behalf of FMICL:

FMICL
c/o Conyers, Dill & Pearman
P.O. Box HM 666
Clarendon House
Church Street
Hamilton HMCX Bermuda

with a copy to

FMICL
c/o Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA  70112
Attention:  General Counsel
Fax:  (504) 582-1833

For and on behalf of FCX:

Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA  70112
Attention:  General Counsel
Fax:  (504) 582-1833

8.	GENERAL

8.1	Headings in this Agreement are inserted for convenience only and shall not affect the construction of the Agreement.

8.2
The various provisions and sub-provisions of the Agreement are severable and if any provision or other identifiable part is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts of the Agreement.

8.3	The Agreement may be executed in any number of counterparts which when executed and delivered shall be an original but all of which when taken together shall constitute a single instrument.

8.4	All references to Reinsurers, FMICL or FCX shall include any successor in title or assignee.

8.5	All references to Reinsurers, FMICL or FCX shall include any subsidiaries.

8.6
The Parties each acknowledge that this Agreement represents the entire agreement between them, or any of them, regarding its subject matter and that they are not relying on any representation or commitment made by any of the others in entering into it, otherwise than as set out in this Agreement

8.7
Other than as expressly provided elsewhere in the Agreement no variation of the Agreement or any other documents in the agreed form shall be valid unless in writing and signed by or on behalf of each of the parties to the Agreement.

8.8
A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

/s/ P. Thourot      17/12/04
…………………………………………………………Date…………………………….

Name: P. Thourot

Duly authorised for and on behalf of : Scor

/s/ C. U. Schramm     17/12/04
…………………………………………………………Date…………………………….

Name: C. U. Schramm

Duly authorised for and on behalf of : Hiscox Syndicate 33

/s/ Robin Easton     17/12/04
…………………………………………………………Date…………………………….

Name: Robin Easton

Duly authorised for and on behalf of : Ascot Syndicate 1414, Wellington Syndicate 2020 and Talbot Syndicate 1183

/s/ Keith Lewis      17/12/04
…………………………………………………………Date…………………………….

Name: Keith Lewis

Duly authorised for and on behalf of : Swiss Reinsurance Company

/signed/       17/12/04
…………………………………………………………Date…………………………….

Name:

Duly authorised for and on behalf of : Munich American Risk Partners

/s/ Denis H. Smith     12/30/04

…………………………………………………………Date…………………………….

Name: Denis H. Smith

Duly authorised for and on behalf of : Zurich American

/s/ R. Leonce      17/12/04
…………………………………………………………Date…………………………….

Name: R. Leonce

Duly authorised for and on behalf of : Zurich Specialities Limited, London

/s/ Jean-Pierre Kervella     31 Dec. 2004
…………………………………………………………Date…………………………….

Name: Jean-Pierre Kervella

Duly authorised for and on behalf of : Partner Re, Paris

/signed/       12/30/04
…………………………………………………………Date…………………………….

Name:

Duly authorised for and on behalf of : Allied World Assurance Company (Bermuda)

/s/ Peter Bell      22 Dec. 2004
…………………………………………………………Date…………………………….

Name: Peter Bell

Duly authorised for and on behalf of : Everest Reinsurance (Bermuda)

/s/ Joffrey L. Kaser     12-22-04
…………………………………………………………Date…………………………….

Name: Joffrey L. Kaser

Duly authorised for and on behalf of : Endurance Specialty Insurance (Bermuda)

/s/ Anthony Battle     December 17, 2004
…………………………………………………………Date…………………………….

Name: Anthony Battle

Duly authorised for and on behalf of : National Union Fire Insurance Co. of Pittsburgh, PA

/s/ Richard C. Adkerson     17 December 2004
…………………………………………………………Date…………………………….

Name: Richard C. Adkerson

Duly authorised for and on behalf of : FMICL

/s/ Richard C. Adkerson     17 December 2004
…………………………………………………………Date…………………………….

Name: Richard C. Adkerson
Duly authorised for and on behalf of : FCX

SCHEDULE A

Reinsurance Policies shall mean the following

EL 0300428
EL 0300420
EL 0300533
P000564/002
IM834249808
FP234917A
001093002
STA 71351

Any other reinsurance policy subscribing to the layer of indemnity of US$275m each and every loss combined single limit physical damage/business interruption excess of the self insured retention of US$10m physical damage, 15 days business interruption subject to minimum of US$25m and a maximum of US$40m each and every loss combined single limit physical damage/business interruption

"Reinsurers" shall mean the following Syndicates/Companies with the following participations:

Scor, Paris	-	20.0000%
Hiscox Syndicate 33	-	10.0000%
Swiss Reinsurance Company	-	10.0000%
Munich American Risk Partners	-	10.0000%
Ascot Syndicate 1414	-	9.0000%
Zurich American	-	9.0000%
Partner Re, Paris	-	8.0000%
Wellington Syndicate 2020	-	7.5000%
Allied World Assurance Company (Bermuda)	-	6.0000%
Zurich Specialities, London	-	3.0000%
Everest Reinsurance (Bermuda)	-	2.6820%
Endurance Specialty Insurance (Bermuda)	-	1.8180%
National Union Fire Insurance Company of Pittsburgh, PA	-	1.5000%
Talbot Syndicate 1183	-	1.5000%